EXHIBIT (g)(2)

AMENDED AND RESTATED SERVICES AGREEMENT

     Amended and Restated Services Agreement (the “Agreement”) made as of September 1, 2010 by and between each entity or series thereof listed on Appendix A hereto (each referred to herein as the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

     WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Services Agreement for administration services dated August 31, 2005, as amended (the “Services Agreement”);

     WHEREAS, IBT merged with and into the Bank effective July 2, 2007, with the result that the Bank now serves as administrator under the Services Agreement;

     WHEREAS, the Fund has requested that the Bank amend and restate the Services Agreement and the Bank has agreed to do so, notwithstanding that this Agreement is not identical to the form of administration services agreement customarily entered into by the Bank as administrator, in order that the administration services to be provided to the Fund by the Bank, as successor by merger to IBT, may continue to be provided to the Fund in a predictable manner; and

     WHEREAS, the Fund which is a registered investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), desires to retain the Bank to render certain administrative services to the Fund, and the Bank is willing to render such services described herein pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment

     The Fund hereby appoints the Bank to render certain services described herein on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services in accordance with the terms herein. In the event that one or more additional Funds are established that wish to retain the Bank to act as administrator hereunder, such Fund shall notify the Bank in writing. Upon written acceptance by the Bank, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the applicable Fund and the Bank at the time of the addition of such Fund.

2. Delivery of Documents

     The Fund will make available to the Bank upon request copies of each of the following:

     (a) Its organizational documents and all amendments thereto (the “Charter”);

     (b) Its by-laws and all amendments thereto (the “By-Laws”);

     (c) Its most recent Registration Statement on Form N-1A or N-2A (the “Registration Statement”) under the Securities Act of 1933 and under the Investment Company Act of 1940, as amended (the “1940 Act”) and all amendments thereto or other registration document, if applicable;

     (d) Its most recent prospectus and statement of additional information (the “Prospectus”); and

     (e) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

3. Duties of the Bank

     Subject to the supervision and direction of the Fund, the Bank will perform the services described in Appendix B. The Bank may, from time to time, perform additional duties and functions, which shall be set forth in an amendment to this Agreement.

     In performing all services under this Agreement, the Bank shall act in conformity with the Charter and By-Laws and applicable law, as the same may be amended from time to time. Instructions will be provided to the Bank by the Fund’s Treasurer or Assistant Treasurer or by designated employees of the Fund’s investment adviser or administrator, Eaton Vance Management (“Eaton Vance”) (such instructions, “Proper Instructions”). For funds domiciled outside the United States, the Bank acknowledges that instructions may also be provided by an offshore shareholder servicing agent. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund’s assets or choice of investments and cannot be held liable for any problem relating to such investments.

4. Duties of the Fund

     The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank’s duties hereunder at the expense of the Fund, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

5. Fees and Expenses

     (a) For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any necessary and proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Appendix or Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank also will be entitled to reimbursement by the Fund for all reasonable expenses incurred in connection with termination of this Agreement and any conversion or transfer work performed as agreed in writing by the parties in connection therewith;

2

     (b) Fees and expenses will be calculated and paid monthly;

     (c) The Bank shall not be required to pay any expenses incurred by the Fund; and

     (d) In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into, or the consolidation of the Fund with, any other investment company or series thereof, the sale the Fund of all, or substantially all, of its assets to another investment company or series thereof, or the liquidation or dissolution of the Fund and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the then remaining term of this Agreement, the Bank will complete all actions reasonably necessary to implement such merger, consolidation or sale upon receipt of Proper Instructions. Upon completion of such actions and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate with respect to the Fund and the Bank shall be released from any and all obligations hereunder, provided, however, the provisions of Sections 5, 6, 7, 9, 10 and 12 of this Agreement shall continue in force indefinitely.

6. Limitation of Liability

     (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof by the Bank or its employees. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof;

     (b) The Bank will indemnify the Fund, its trustees or directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable legal fees and expenses) where such loss, claim, demand, action or suit brought against the Fund arises as a direct result, and to the extent, of the Bank’s failure to exercise the standard of care in Section 6(a) above, and not from the willful misfeasance, bad faith or negligence of the Fund;

(c) Conduct of Claims

     (i) In the event of any claim of indemnification, the indemnified party shall give reasonably prompt written notice thereof to the indemnifying party after it receives notice of a claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted. Within fifteen (15) days after receiving any such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within fifteen (15) days after the receipt of notice thereof, it shall be deemed to have accepted and agreed to indemnify the claim.

     (ii) The indemnifying party shall be entitled to direct the defense against a claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party. The indemnifying party shall have the right to settle any claim or liability without the consent of the indemnified party, provided that the settlement (i) fully releases the indemnified party from any liability and provides no admission of wrongdoing; (ii) does not subject the indemnified party to additional obligation, whether financial or otherwise (other than the payment of damages indemnified hereunder); and (iii) the indemnified party receives five days advance notice of the settlement. In the event that any such settlement does not meet the requirements of (i) and (ii), then the indemnified party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

     (d) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with Fund accountants and other Fund experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any Proper Instruction which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund;

     (e) In the event the Bank is unable to perform, or is delayed in performing its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes;

     (f) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages;

     (g) The Bank expressly acknowledges the provisions in certain of the Fund’s declarations of trust limiting the personal liability of the trustees, officers, agents and shareholders of the Fund; and the Bank agrees that it shall have recourse only to the assets of the relevant Fund for the payment of claims or obligations as between the Bank and the Fund arising out of this Agreement and the Bank shall not seek satisfaction of any such claim or obligation from the trustees, officers, agents or shareholders of the Fund; and

     (h) This Agreement shall constitute a separate agreement between the Fund and the Bank. None of the rights or obligations of the Fund shall inure to the benefit of or be binding upon, as the case may be, any other Fund, and the rights and obligations of the Fund shall be construed in each case as if the Fund and the Bank had entered into this Agreement in a separate written instrument.

7. Termination of Agreement

     (a) The term of this Agreement shall continue through August 31, 2013, provided that either party hereto may terminate this Agreement prior to its expiration in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty (60) days of receipt of written notice from the non-violating party of such violation and provided further that if it is determined by the non-breaching party that such violation may not be reasonably cured, then such party may terminate this Agreement upon notice in writing to the breaching party that the non-breaching party does not believe that such violation may be cured; and

     (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties hereunder.

8. Miscellaneous

     (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:
Eaton Vance Management
Two International Place
Boston, MA 02110
Attn: Fund Treasurer

To the Bank:
State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206-5049
Attn: Fund Administration Legal Department
Fax: 617-662-3805

     (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party;

     (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions;

     (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument;

     (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect;

     (f) The Bank shall act as an independent contractor hereunder, and shall not hold itself out as an agent of the Fund; and

     (g) This Agreement may only be amended by a document executed by all effected parties.

9. Confidentiality

     Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Non-Public Personal Information, as defined under section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Non-Public Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

10. Data Security

     The Bank will implement and maintain a written information security program, in compliance with the laws of The Commonwealth of Massachusetts and any other applicable laws and regulations, that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, trustees and/or officers that the Bank receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number; or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

     If the Bank discovers that unauthorized disclosure of Fund information in the possession of the Bank has occurred which requires notification to the Fund and the affected individuals under applicable law, then the Bank will, as soon as practicable, (i) notify the Fund and the affected individuals of such unauthorized disclosure to the extent required by applicable law, (ii) investigate and address the unauthorized disclosure, and (iii) advise the Fund as to the steps being taken that are reasonably designed to prevent future similar unauthorized disclosures. The Bank agrees that this provision shall cover any of its affiliates that obtains access to personal information related to the Fund under this Agreement, and that the Bank will be liable to the Fund for the compliance of such persons with this provision. This provision will survive termination or expiration of the Agreement for so long as the Bank continues to possess or have access to personal information related to the Fund.

11. Use of Name

     The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

12. Merger of Agreement

     This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior agreement with respect to any of the subject matter hereof whether oral or written.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first above written.

EACH FUND LISTED ON APPENDIX A

By: /s/ Barbara E. Campbell
Name: Barbara E. Campbell
Title: Treasurer

STATE STREET BANK and TRUST COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

APPENDIX A

STATE STREET SERVICES AGREEMENT

The purpose of this List is to establish a listing of investment companies (and series thereof) registered with the Securities and Exchange Commission, and other products and accounts that are managed, sponsored or owned by Eaton Vance Corp. and its affiliates (“Eaton Vance-sponsored accounts”) to which State Street Bank and Trust Company provides services under the Services Agreement. References in agreements between State Street and Eaton Vance-sponsored accounts to the categories of funds and accounts listed below shall be to this list, which shall be updated every month end.

EATON VANCE FUNDS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUBSIDIARIES

EATON VANCE GROWTH TRUST
Eaton Vance Asian Small Companies Fund
Eaton Vance-Atlanta Capital Focused Growth Fund
Eaton Vance-Atlanta Capital SMID-Cap Fund
Eaton Vance Global Growth Fund
Eaton Vance Greater China Growth Fund
Eaton Vance Multi-Cap Growth Fund
Eaton Vance Worldwide Health Sciences Fund

EATON VANCE INVESTMENT TRUST
Eaton Vance AMT-Free Limited Maturity Municipal Income Fund
Eaton Vance California Limited Maturity Municipal Income Fund
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance New Jersey Limited Maturity Municipal Income Fund
Eaton Vance New York Limited Maturity Municipal Income Fund
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

EATON VANCE MUNICIPALS TRUST
Eaton Vance Alabama Municipal Income Fund
Eaton Vance Arizona Municipal Income Fund
Eaton Vance Arkansas Municipal Income Fund
Eaton Vance California Municipal Income Fund
Eaton Vance Colorado Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Kentucky Municipal Income Fund
Eaton Vance Louisiana Municipal Income Fund
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Municipal Income Fund
Eaton Vance Michigan Municipal Income Fund
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance Rhode Island Municipal Income Fund
Eaton Vance South Caroline Municipal Income Fund
Eaton Vance Tennessee Municipal Income Fund
Eaton Vance Virginia Municipal Income Fund

EATON VANCE MANAGED INCOME TERM TRUST (registration pending/not currently offered) 2019 Municipals 2029 Municipals 2019 Investment Grade Corporates 2019 Investment Grade Non-Financial Corporates

Updated as of 9-1-2010

EATON VANCE MUNICIPALS TRUST II
Eaton Vance High Yield Municipal Income Fund
Eaton Vance Insured Municipal Income Fund
Eaton Vance Kansas Municipal Income Fund
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund
Eaton Vance Tax-Advantaged Treasury Linked Strategies Fund (not currently offered)

EATON VANCE MUTUAL FUNDS TRUST
Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Build America Bond Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Global Dividend Income Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance International Equity Fund
Eaton Vance International Income Fund
Eaton Vance Large-Cap Core Research Fund
Eaton Vance Low Duration Fund
Eaton Vance Multi-Strategy Absolute Return Fund
Eaton Vance Strategic Income Fund
Eaton Vance Structured Emerging Markets Fund
Eaton Vance Structured International Equity Fund
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed International Equity Fund
Eaton Vance Tax-Managed Mid-Cap Core Fund
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance U.S. Government Money Market Fund

EATON VANCE SERIES TRUST
Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II
Eaton Vance Income Fund of Boston
Eaton Vance Tax-Managed Emerging Markets Fund

EATON VANCE SPECIAL INVESTMENT TRUST
Eaton Vance Balanced Fund
Eaton Vance Commodity Strategy Fund
Eaton Vance Dividend Builder Fund
Eaton Vance Emerging Markets Fund
Eaton Vance Enhanced Equity Option Income Fund
Eaton Vance Equity Asset Allocation Fund
Eaton Vance Greater India Fund
Eaton Vance Investment Grade Income Fund
Eaton Vance Large-Cap Growth Fund
Eaton Vance Large-Cap Value Fund
Eaton Vance Option Absolute Return Fund (to be effective with the SEC 9-20-2010)

Updated as of 9-1-2010

2

EATON VANCE SPECIAL INVESTMENT TRUST (continued)
Eaton Vance Real Estate Fund
Eaton Vance Risk-Managed Equity Option Income Fund
Eaton Vance Short Term Real Return Fund
Eaton Vance Small-Cap Fund
Eaton Vance Small-Cap Value Fund
Eaton Vance Special Equities Fund
Eaton Vance Tax-Advantaged Bond Strategies Real Return Fund (not currently offered)

EATON VANCE VARIABLE TRUST
Eaton Vance VT Floating-Rate Income Fund
Eaton Vance VT Large-Cap Value Fund
Eaton Vance VT Worldwide Health Sciences Fund

CLOSED END FUNDS
Eaton Vance California Municipal Bond Fund
Eaton Vance California Municipal Bond Fund II
Eaton Vance California Municipal Income Trust
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Floating-Rate Income Trust
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Bond Fund
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Bond Fund
Eaton Vance Michigan Municipal Income Trust
Eaton Vance Municipal Bond Fund
Eaton Vance Municipal Bond Fund II
Eaton Vance Municipal Income Trust
Eaton Vance National Municipal Opportunities Trust
Eaton Vance New Jersey Municipal Bond Fund
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Bond Fund
Eaton Vance New York Municipal Bond Fund II
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Bond Fund
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Bond Fund
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Risk-Managed Equity Income Opportunities Fund (not currently offered)
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund
Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Global Diversified Equity Income Fund

Updated as of 9-1-2010

3

PORTFOLIO
Asian Small Companies Portfolio
Boston Income Portfolio
Build America Bond Portfolio
Dividend Builder Portfolio
Emerging Markets Local Income Portfolio
Emerging Markets Portfolio
Floating Rate Portfolio
Focused Growth Portfolio
Global Dividend Income Portfolio (formerly known as Dividend Income Portfolio)
Global Growth Portfolio
Global Macro Portfolio
Global Opportunities Portfolio
Global Macro Absolute Return Advantage Portfolio
Government Obligations Portfolio
Greater China Growth Portfolio
Greater India Portfolio
High Income Opportunities Portfolio
Inflation-Linked Securities Portfolio
International Equity Portfolio
International Income Portfolio
Investment Grade Income Portfolio
Investment Portfolio
Large-Cap Core Research Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Multi-Cap Growth Portfolio
Multi-Sector Portfolio
Multi-Sector Option Strategy Portfolio
Senior Debt Portfolio
Small-Cap Portfolio
SMID-Cap Portfolio
Special Equities Portfolio
Tax-Managed Growth Portfolio
Tax-Managed International Equity Portfolio
Tax-Managed Mid-Cap Core Portfolio
Tax-Managed Multi-Cap Growth Portfolio
Tax-Managed Small-Cap Portfolio
Tax-Managed Small-Cap Value Portfolio
Tax-Managed Value Portfolio
Worldwide Health Sciences Portfolio

CAYMAN SUBSIDIARIES OF SEC REGISTERED FUNDS
Eaton Vance CSF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Commodity Strategy Fund)
Eaton Vance DIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Multi-Strategy Absolute Return fund, formerly known as Eaton
Vance Diversified Income Fund)
Eaton Vance EMLIP Commodity Subsidiary, Ltd. (subsidiary of Emerging Markets Local Income Portfolio)
Eaton Vance EVG Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Short Duration Diversified Income Fund)
Eaton Vance GMAP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Absolute Return Advantage Portfolio)
Eaton Vance GMP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Portfolio)
Eaton Vance GOP Commodity Subsidiary, Ltd. (subsidiary of Global Opportunities Portfolio)
Eaton Vance IIP Commodity Subsidiary, Ltd. (subsidiary of International Income Portfolio)
Eaton Vance MSP Commodity Subsidiary, Ltd. (subsidiary of Multi-Sector Portfolio)
Eaton Vance SIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Strategic Income Fund)

Updated as of 9-1-2010

4

EATON VANCE UNREGISTERED FUNDS

PRIVATE VEHICLES Eaton Vance Cash Collateral Fund, LLC Eaton Vance Cash Reserves Fund, LLC

OFFSHORE FUNDS
Eaton Vance International (Cayman Islands) Funds Ltd. (formerly Eaton Vance Medallion Funds Ltd.)
Eaton Vance International (Cayman Islands) Floating-Rate Income Fund (formerly Eaton Vance Medallion Floating-Rate Income Fund)
Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio (formerly Eaton Vance Floating-Rate Income Portfolio)
Eaton Vance International (Cayman Islands) Strategic Income Fund (formerly Eaton Vance Medallion Strategic Income Fund)

Updated as of 9-1-2010

5

Appendix B State Street Bank and Trust Summary of Services Eaton Vance – 1940 Act Funds

Function	Service

Administration – Financial Reporting
Services

General – Financial Reporting:

Establish financial statement production	Prepare financial statement production calendar
calendar.	and coordinate management review of same

Coordinate production calendars with	Coordinate production calendar with State
appropriate parties (internal State Street parties	Street Fund Accounting and Tax and Eaton
and Eaton Vance Financial Reporting.)	Vance. Distribute calendars to appropriate
parties for comment.

Financial Statements and Notes:

Continuously monitor reporting process against	Monitor status of financial statement
the calendar and address potential timing issues	production. Address any timing issues with
with auditors and Eaton Vance.	Eaton Vance.

Review and approve shareholder report format	Modify report layout and design as directed.
and layout for new funds and provide changes	Use reasonable commercial efforts to effect
to existing formats and layouts.	any changes requested within thirty days prior
to financial reporting period end.

Ensure financial statements are presented in	Prepare financial statements in accordance with
accordance with generally accepted accounting	GAAP and SEC Rules and Regulations for
principles (GAAP) and SEC Rules and	investment companies. Coordinate any
Regulations (S-X). Financial Statements	required tax and expense adjustments.
include statement of assets and liabilities,
statements of operations, statement of changes,
cash flows, supplementary data and selected
per share data and ratios.

Function	Service

Review financial statement and footnote	Process all changes and comments to the
disclosures for content and completeness;	financial statement templates and footnote
update for any new FASB, SOP, etc.	library. Review prior period financial
statements and notes. Discuss any required
reporting changes with Eaton Vance.

Produce up to four drafts of financial	Generate financial statements available to
statements for each semi-annual and annual	Eaton Vance via laser printing or electronic
reporting cycle. Distribute financial statement	mail. Distribute financial statement drafts to
drafts.	appropriate parties.

Process comments/edits to the shareholder	Make edits to the financial statement and notes
report.	based on comments from relevant parties.
Assist in the resolution of audit and reporting
issues.

Prepare MD&A, President’s Letter, graphics,	N/A. To be coordinated by Eaton Vance.
charts, cover art work, etc.

Book final adjustments/closing entries.	Provide Fund Accounting with adjustments.
Review posting and closing entries.

Coordinate printing of shareholder reports:

Coordinate distribution of the clearance draft	Transmit shareholder report files to the printer,
and facilitate any questions on the SALT	Bowne, for creation of postscript draft. Process
(blueline) draft of the shareholder report	all changes and comments to the financial
coordinated by Eaton Vance. Eaton Vance	statements with the printer through the
approves shareholder reports printing.	clearance draft.

Coordinate mailing of shareholder reports.	N/A. To be coordinated by Eaton Vance.

Convert financial statements into appropriate	Coordinate Edgar conversion with printer and
filing format and file with the SEC via Edgar	filing with the SEC via Edgar, including
on form N-CSR.	wrappers and certifications provided by Eaton
Vance. Review printer provided Edgar
documents to verify inclusion of financial
statements for applicable series/class filings.
Request Bowne to file Form N-CSR with the
SEC, upon authorization from Eaton Vance.
Provide acknowledgement to Eaton Vance of
filing Form N-CSR with the SEC.

Function	Service

Portfolio of Investments:

Establish and maintain a security master	Security information will be provided by
database with financial statement security	external data service vendors. Update and edit
descriptions, industry classifications, etc.	security library.

Identify/edit portfolio footnote disclosures	Identify non-income producing securities.
(non-income producing, fair valued securities,	Provide financial data for footnote disclosures
when issued securities, geographic	in footnotes and request necessary information
concentration, defaulted securities, segregation	provided by Eaton Vance. Identify collateral
assets, off B/S securities, etc.)	securing futures contracts at period end.

Financial Accounting Standard 157	In coordination with State Street Fund
(Codification ASC Topic 820) reporting	Accounting, classify the portfolio assets of
services.	each Fund and provide the following reports to
Eaton Vance: Holdings Report; Roll Forward
Report; Tracking Report and Exception Report.

Prepare Quarterly N-Q Filing with SEC;	Generate Portfolio of Investment draft. Process
produce draft on 1st and 3rd quarters for filing	draft comments. Request the printer to attach
with SEC.	wrappers and certifications to Portfolio and
verify inclusion. Request printer to file with
SEC upon authorization from Eaton Vance.

Administration-Tax Services:

ROCSOP (Return Of Capital Statement Of	Prepare ROCSOP and Financial Statement Tax
Position) Calculations/Financial Statement Tax	Disclosures – provide audit firm with the
Disclosures.	ROCSOP and Disclosures for review, apply
any audit comments and provide final numbers
to the State Street Financial Reporting
manager.

Mixed Straddle Accounts (MSA) for select	Prepare a daily MSA calculation and provide
funds noted on Appendix A.	EV with the YTD results on the 10th business
day of each month as of the prior month end.

Monthly Tax Reporting for select funds noted	Prepare a monthly tax provision.
on Appendix A.

Function	Service

APS Testing	On a daily basis, State Street monitors asset
coverage and basic maintenance amount results
for compliance with Fund By-laws. Reports
are issued weekly to Eaton Vance and monthly
to the funds' rating agencies. Eaton Vance will
notify State Street of any changes to testing
criteria, provide data not available to State
Street for testing eligibility criteria, review and
resolve, as necessary, any potential compliance
exceptions identified

817(h) Testing	At each fiscal quarter end, State Street will
test variable trust funds for compliance with tax
diversification requirements of section 817(h)
of the Internal Revenue Code. Eaton Vance
will review and resolve, as necessary, any
potential compliance exceptions identified.

Annual REIT adjustment for Eaton Vance Real	Calculate and facilitate the booking of REIT
Estate Fund.	adjustment for long-term re-class, return of
capital and QDI percentage. Make adjustment
to Annual Financial Statement and ensure the
tax lot holdings report is adjusted for lot level
return of capital.

Administration – Other Treasury Services

Annual Acquired Fund Fees and Expenses	For open-ended funds, State Street calculates
Calculation.	acquired fund fees and expenses annually in
conjunction with the prospectus updates. Eaton
Vance reviews and signs-off on the
calculations and provides any missing data or
methodology decisions to State Street for the
calculation. Eaton Vance establishes
production calendar and identifies funds that
have a prospectus update.

Citibank Conduit Credit Agreement	State Street monitors the bank borrowing and
Compliance Reporting	1940 Act asset coverage tests for the Eaton
Vance Limited Duration Income Fund, Eaton
Vance Senior Income Trust and Senior Debt
Portfolio, on a weekly basis and at month end
under Citibank Credit Agreements dated April
11, 2008, November 9, 1998 and February 16,
2007, respectively, each as have been and may
be amended from time to time. State Street’s
monitoring is based upon the pre-programmed
asset coverage templates provided by Citibank

for the components of the testing. State Street
is not performing any monitoring of other
credit agreement restrictions.

State Street Bank and Trust Company Credit	State Street monitors the bank borrowing base
Agreement Compliance Reporting	and 1940 Act asset coverage tests for the Eaton
Vance Short Duration Diversified Income
Fund, Eaton Vance Senior Floating-Rate
Income Trust and Eaton Vance Floating Rate
Income Trust, on a weekly basis and at month
end, under State Street Credit Agreements
dated February 9, 2009, March 31, 2009 and
March 31, 2009, respectively, each as have
been and may be amended from time to time.
State Street’s monitoring is based upon Annex
1 to Exhibit D, “Form of Borrowing Base
Report” as referenced in each Credit
Agreement. State Street is not performing any
monitoring of other credit agreement
restrictions.

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